Exhibit 23(j)(i)

THOMPSON          ATLANTA BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK
  HINE            WASHINGTON, D.C.

                                                                   March 2, 2007


WY Funds
3434 Colwell Avenue, Suite 100
Tampa, FL  33614

      Re: WY Funds, File Nos. 333-120624 and 811-21675

Gentleman:

      A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the WY Funds Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 5 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                    Very truly yours,


                                                    /s/ Thompson Hine LLP

                                                    THOMPSON HINE LLP